Exhibit 99

For Immediate Release	Contact Information
Monday, March 14, 2005	Investors: Roberto R. Thomae
(210) 496-5300 ext. 214, bthomae@txco.com
Media: Paul Hart
(210) 496-5300 ext. 264, pdhart@txco.com

The Exploration Company Reports Record Reserves, Revenues, Operating Income, Cash Flow and Assets for 2004

SAN ANTONIO -- March 14, 2005 - The Exploration Company (Nasdaq:TXCO) today reported sharply higher earnings and record proved reserves for the year ended Dec. 31, 2004. Highlights include:

-   Proved reserves rose to 37.9 billion cubic feet equivalent (Bcfe), a 33 percent increase.

-   Total revenues increased to $57.7 million, up 46 percent.

-   Income from operations was a record $5.9 million, up more than 300 percent.

-   Net cash provided in operating activities was $16.4 million, a 9 percent increase.

-   Record year-over-year growth in Ebitda and Ebitdax.

-   Assets rose to $114.2 million, 36 percent higher.

          The Company reported net income of $2.8 million, or $0.10 per share, a significant increase from $40,877, or $0.002 per share, for 2003. All per-share amounts are on a diluted basis. Total revenues rose to a record $57.7 million, a 46 percent increase from $39.5 million in the prior year. TXCO's total assets rose to a record $114.2 million at year end, up 36 percent from $84.2 million at year-end 2003.

          Cash flow, or net cash provided by operating activities, was a record $16.4 million, 9 percent above the $15.2 million recorded in 2003. Ebitda -- earnings before income taxes, interest expense, depreciation, depletion, amortization, impairment and abandonment expense -- was $18.1 million, or $0.67 per share, a 43 percent increase from $12.7 million, or $0.61 per share in the prior year. Ebitdax -- Ebitda plus exploration expense -- was $20.6 million, or $0.76 per share, up from $14.9 million, or $0.72 per share for 2003. See the Company's Web site at www.txco.com for a reconciliation of non-GAAP financial measures.

          Overall, TXCO had record natural gas sales and gas gathering revenues, offset partially by lower crude oil sales. Commodity price realizations were $5.96 per thousand cubic feet (Mcf) for natural gas and $38.72 per barrel for crude oil.

Reserve Growth Continues
     TXCO continued its ongoing trend of strong annual reserve growth in 2004 as it recorded net proved reserve additions of 9.5 Bcfe. Combined with annual production of 4.9 Bcfe, the Company's gross reserve additions for the year were 14.4 Bcfe. Estimated year-end proved oil and gas reserves were a record 37.9 Bcfe, a third above its 28.4 Bcfe at year-end 2003.

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          Since year-end 2000, TXCO's reserves have increased more than 575 percent. The Company achieved a 295 percent all-source reserve replacement rate in 2004. TXCO's reserve life index now stands at 7.7 years, up from 5.9 years at year-end 2003. Its reserve mix consists of 53 percent crude oil and 47 percent natural gas. Approximately 61 percent of TXCO's oil and gas reserves are proved developed. Additional information on the Company's reserve additions will be contained in its annual report on Form 10-K, to be filed on or about March 16.

TXCO's reserve estimates were prepared by DeGolyer and MacNaughton of Dallas, an independent reservoir engineering firm, in accordance with SEC and Financial Accounting Standards Board requirements.

Management's Perspective

          "The year of 2004 was a good one for us," said President and CEO James E. Sigmon. "We overcame many challenges as we pursued greater shareholder value via the drillbit by developing the Maverick Basin's potential. Obstacles included multiple severe weather events that interrupted field operations, a key partner's corporate restructuring, tight rig availability and pipeline connection delays.

          "We begin 2005 with strong momentum," he added. "We have four rigs running now compared with only two at this point a year ago. The 174,000-acre lease acquisition we announced in February expands our Maverick Basin acreage block to an impressive 727,000 gross acres and allows us to accelerate the exploration and development of many promising plays, including our successful Georgetown and Glen Rose zones. I'm very optimistic we will continue our rising trends of record revenues, production and reserves going forward. We are turning the corner on numerous geologic horizons where we have demonstrated repeatable success, taking them from exploration to solid developmental drilling programs."

About The Exploration Company

          The Exploration Company is an independent oil and gas enterprise with interests primarily in the Maverick Basin of Southwest Texas. The Company has a consistent record of long-term growth in its proved oil and gas reserves, leasehold acreage position, production and cash flow through its established exploration and development programs. Its business strategy is to build shareholder value by acquiring undeveloped mineral interests and internally develop a multi-year drilling inventory through the use of advanced technologies, such as 3-D seismic and horizontal drilling. The Company accounts for its oil and gas operations under the successful efforts method of accounting and trades its common stock on the Nasdaq Stock Market under the symbol "TXCO."

Forward-Looking Statements

          Statements in this press release that are not historical, including statements regarding TXCO's or management's intentions, hopes, beliefs, expectations, representations, projections, estimations, plans or predictions of the future, are forward-looking statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements include those relating to oil and gas prices, capital expenditures, production levels, drilling plans, including the timing, number and cost of wells to be drilled, projects and expected response, and establishment of reserves. It is important to note that actual results may differ materially from the results predicted in any such forward-looking statements. Investors are cautioned that all forward-looking statements involve risks and uncertainty, including without limitation, the costs of exploring and developing new oil and natural gas reserves, the price for which such reserves can be sold, environmental concerns affecting the drilling of oil and natural gas wells, as well as general market conditions, competition and pricing. More information

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about potential factors that could affect the company's operating and financial results is included in TXCO's annual report on Form 10-K for the year ended December 31, 2003, and its Form 10-Q for the quarter and year-to-date period ended Sept. 30, 2004. This and all previously filed documents are on file at the Securities and Exchange Commission and can be viewed on TXCO's website at www.txco.com. Copies are available without charge, upon request from the Company.

(Financial Information and Selected Operational Tables Follow)

THE EXPLORATION COMPANY Condensed Consolidated Balance Sheets (Unaudited)

	December 31

	2004	2003

Assets

Current Assets
Cash and equivalents	$3,118,328	$ 6,180,560
Accounts receivable:
Joint interest owners	1,736,944	564,116
Oil and gas sales	7,248,429	4,273,849
Prepaid expenses and other	934,016	718,853

Total Current Assets	13,037,717	11,737,378

Property and Equipment, net - successful efforts method of accounting for oil and gas properties	94,836,476	66,155,827

Other Assets
Deferred tax asset	5,232,718	5,232,718
Other assets	1,130,413	1,080,290

Total Other Assets	6,363,131	6,313,008

Total Assets	$114,237,324	$84,206,213

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THE EXPLORATION COMPANY Condensed Consolidated Balance Sheets (Unaudited)

	December 31

	2004	2003

Liabilities And Stockholders' Equity

Current Liabilities
Accounts payable, trade	$10,389,119	$ 8,186,705
Other payables and accrued liabilities	5,449,553	3,709,016
Undistributed revenue	1,062,000	416,399
Current portion of long-term debt	1,666,466	1,752,286

Total Current Liabilities	18,567,138	14,064,406

Long-Term Liabilities
Long-term debt, net of current portion	17,099,237	15,425,598
Redeemable preferred stock, Series B (redemption value - $16 million)	10,991,308	10,135,335
Accrued dividends - preferred stock	217,728	57,732
Asset retirement obligation	1,679,600	1,537,600

Total Long-Term Liabilities	29,987,873	27,156,265

Minority Interest in Consolidated Subsidiaries	-	193,441

Stockholders' Equity
Preferred stock; authorized 10,000,000 shares, issued and outstanding 16,000 shares	-	-
Common stock, par value $0.01 per share; authorized 50,000,000 shares, issued 28,110,363 and 22,242,849 shares, and outstanding 28,010,563 and 22,143,049	281,103	222,428
Additional paid-in capital	84,010,730	63,976,021
Accumulated deficit	(18,363,513)	(21,160,341)
Less treasury stock, at cost, 99,800 shares	(246,007)	(246,007)

Total Stockholders' Equity	65,682,313	42,792,101

Total Liabilities and Stockholders' Equity	$114,237,324	$84,206,213

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THE EXPLORATION COMPANY Condensed Consolidated Statements of Operations (Unaudited)

	Years Ended December 31

	2004	2003	2002

Revenues
Oil and gas sales	$30,181,581	$24,390,767	$16,049,798
Gas gathering operations	27,535,689	15,145,154	2,596,955
Other operating income	18,062	9,281	311,611

Total Revenues	57,735,332	39,545,202	18,958,364

Costs and Expenses
Lease operations	5,460,372	4,408,205	4,081,162
Production taxes	1,588,387	1,501,041	973,078
Exploration expenses	2,448,800	2,187,216	1,567,098
Impairment and abandonments	2,354,553	2,522,548	1,246,495
Gas gathering operations	25,291,780	15,136,279	2,625,313
Depreciation, depletion and amortization	9,851,485	8,627,678	6,500,625
General and administrative	4,852,513	3,716,439	2,025,440

Total Costs and Expenses	51,847,890	38,099,406	19,019,211

Income (loss) from operations	5,887,442	1,445,796	(60,847)

Other Income (Expense)
Interest income	31,771	26,626	46,663
Interest expense	(2,909,550)	(1,365,233)	(273,213)
Loan fee amortization	(82,732)	(17,604)	(14,507)
Derivative fair value loss	(18,623)	-	-

Total Other Expense	(2,979,134)	(1,356,211)	(241,057)

Income (loss) before income taxes, minority interest and cumulative effect of change in accounting principle	2,908,308	89,585	(301,904)
Minority interest in income (loss) of subsidiaries	34,889	75,292	(84,066)

Income (loss) before income taxes and cumulative effect of change in accounting principle	2,943,197	164,877	(385,970)
Income tax (expense) benefit	(146,369)	(50,000)	75,000
Cumulative effect of change in accounting principle, net of tax	-	(74,000)	-

Net Income (Loss)	$2,796,828	$ 40,877	$ (310,970)

Earnings (Loss) Per Share:
Basic earnings (loss) before cumulative effect of change in accounting principle	$ 0.11	$ 0.01	$ (0.02)
Cumulative effect of change in accounting principle	-	(0.01)	-

Basic Earnings (Loss) Per Share	$ 0.11	$ 0.00	$ (0.02)

Diluted earnings (loss) before cumulative effect of change in accounting principle	$ 0.10	$ 0.01	$ (0.02)
Cumulative effect of change in accounting principle	-	(0.01)	-

Diluted Earnings (Loss) Per Share	$ 0.10	$ 0.00	$ (0.02)

Weighted average number of common shares outstanding:
Basic	26,066,299	20,781,223	19,080,847
Diluted	26,971,440	21,295,257	19,080,847

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THE EXPLORATION COMPANY Condensed Consolidated Statements of Stockholders' Equity (Unaudited)

			Additional
	Common Stock		Paid-in	Accumulated	Treasury

	Shares	Amount	Capital	Deficit	Stock	Total

Balance at December 31, 2001	17,496,849	$174,968	$44,017,983	$(20,890,248)	$(246,007)	$23,056,696

Common stock options exercised	113,000	1,130	171,625	-	-	172,755
Issuance of common stock - net of expenses of $946,112	2,499,667	24,997	14,026,896	-	-	14,051,893
Net loss for the year	-	-	-	(310,970)	-	(310,970)

Balance at December 31, 2002	20,109,516	201,095	58,216,504	(21,201,218)	(246,007)	36,970,374

Issuance of common stock - net of expenses of $400,959	2,133,333	21,333	5,741,641	-	-	5,762,974
Other adjustments	-	-	17,876	-	-	17,876
Net income for the year	-	-	-	40,877	-	40,877

Balance at December 31, 2003	22,242,849	222,428	63,976,021	(21,160,341)	(246,007)	42,792,101

Issuance of common stock - net of expenses of $1,237,168	5,867,514	58,675	19,797,376	-	-	19,856,051
Non-cash compensation	-	-	237,333	-	-	237,333
Net income for the year	-	-	-	2,796,828	-	2,796,828

Balance at December 31, 2004	28,110,363	$281,103	$84,010,730	$(18,363,513)	$(246,007)	$65,682,313

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THE EXPLORATION COMPANY Condensed Consolidated Statements of Cash Flows

	Years Ended December 31

	2004	2003	2002

Operating Activities
Net income (loss)	$2,796,828	$ 40,877	$ (310,970)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation, depletion and amortization	9,851,485	8,627,678	6,500,625
Impairments and abandonments	2,354,553	2,522,548	1,246,495
Minority interest in (income) loss of subsidiaries	(34,889)	(75,292)	84,066
Cumulative effect of change in accounting principle	-	74,000	-
Non-cash interest expense and accretion of liability - redeemable preferred stock	1,015,969	677,002	-
Non-cash compensation expense	237,333	-	-
Non-cash hedging fair value gain	(133,972)	-	-

Net cash provided by operating activities, before changes in operating assets and liabilities	16,087,307	11,866,813	7,520,216

Changes in operating assets and liabilities:
Receivables	(4,147,408)	280,305	(3,175,627)
Prepaid expenses and other	(81,192)	(215,677)	(229,573)
Accounts payable and accrued expenses	4, 588,552	3,226,251	3,274,414

Net cash provided by operating activities	16,447,259	15,157,692	7,389,430

Investing Activities
Development and purchases of oil and gas properties	(39,335,091)	(36,071,216)	(27,381,247)
Purchase of other equipment	(224,092)	(396,925)	-
Proceeds from sale of oil and gas properties	-	-	200,000
Changes in minority interests	(158,552)	185,886	(434,325)
Other changes	-	-	(39,036)

Net cash used by investing activities	(39,717,735)	(36,282,255)	(27,654,608)

Financing Activities
Proceeds from issuance of redeemable preferred stock, net of offering costs	-	9,229,931	-
Proceeds from long-term debt obligations	3,476,131	11,190,530	7,439,915
Payments on long-term debt obligations	(1,888,312)	(1,229,876)	(1,084,861)
Proceeds from common stock transactions, net of expenses	18,620,425	5,780,850	14,224,648

Net cash provided by financing activities	20,208,244	24,971,435	20,579,702

Change in Cash and Equivalents	(3,062,232)	3,846,872	314,524

Cash and Equivalents at Beginning of Year	6,180,560	2,333,688	2,019,164

Cash and Equivalents at End of Year	$3,118,328	$ 6,180,560	$ 2,333,688

Supplemental Disclosures:
Cash paid for interest	$ 3,011,322	$ 1,200,230	$ 273,213
Cash paid for income taxes	-	-	-

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THE EXPLORATION COMPANY SELECTED OPERATING DATA

	Year Ended December 31

	2004	2003

Net cash provided in operating activities	$16,447,259	$15,157,692

Debt to asset ratio	30.4%	39.4%

Production

Oil:
Sales, in barrels	321,000	454,000
Average sales price per barrel	$38.72	$28.30

Natural Gas:
Sales, in Mcf	2,975,000	2,108,000
Average sales price per Mcf	$5.96	$5.48

Equivalent Basis:
Sales in Boe	817,100	805,400
Average sales price per Boe	$36.94	$30.28

Sales in Mcfe	4,902,900	4,832,300
Average sales price per Mcfe	$6.16	$5.05

Selected Operating Data
Sales volume - oil properties in barrels	297,500	441,700
Lifting costs-oil (Incl Prod & Sev Tax)	$3,650,600	$3,350,700
Lifting costs per barrel	$12.27	$7.59

Sales volume - gas properties in Mcf	2,910,600	2,096,600
Lifting costs-gas (Incl Prod & Sev Tax)	$3,398,200	$2,558,600
Lifting costs per Mcf	$1.17	$1.22

Sales volume - gas properties, excluding CBM	2,884,400	2,063,500
Lifting costs-gas (Incl Prod & Sev Tax) excluding CBM	$2,919,800	$2,103,200
Lifting costs per Mcf excluding CBM activities	$1.01	$1.02

Depletion cost per Boe	$11.80	$10.45

Depletion cost per Mcfe	$1.97	$1.74

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